Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Amy Hytowitz, 949-250-4009
Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES COMPLETES SALE OF CRITICAL CARE
Company announces $1 billion share repurchase

IRVINE, CA, Sept. 3, 2024 — Edwards Lifesciences (NYSE: EW) has successfully completed the sale of its Critical Care product group to BD (Becton, Dickinson and Company) (NYSE: BDX) for $4.2 billion in an all-cash transaction. The net proceeds from the sale will be used to fund strategic initiatives including the previously announced acquisitions and share repurchases.

“Critical Care has made significant contributions to our company and has a long history of innovation. We are grateful to the team for their commitment to improving patient outcomes globally,” said Bernard Zovighian, Edwards’ CEO. “The sale of Critical Care reflects our sharpened focus as a structural heart innovator. Within our existing business, TAVR has significant opportunities to grow and improve how AS patients are treated, TMTT’s contribution to Edwards’ growth is just getting started, and we continue to expand our surgical leadership. In addition, our focus will support patients in need of therapies to treat aortic regurgitation and non-valvular structural heart disease through implantable technologies.”

Edwards also announced today that its Board of Directors authorized an additional $1.5 billion for share repurchase. The Company recently entered into a $500 million Accelerated Share Repurchase agreement, and previously in August repurchased $500 million of common stock through a 10b5-1 agreement and open market repurchases. Following this $1 billion share repurchase, Edwards has $1.4 billion in remaining authorization for additional future share repurchases.

As previously announced, Edwards is scheduled to speak at the Wells Fargo Healthcare Conference on Sept. 5 at 10:15 a.m. ET. During this presentation, Edwards plans to discuss its strategy and outlook. A live webcast of the presentation will be available on the Edwards investor relations website at http://ir.edwards.com/, with an archived version accessible later the same day.

About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions of such Acts. These forward-looking statements can sometimes be identified by the use of forward-looking words, such as “may,” “might,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “intend,” “optimistic,” “aspire,” “confident” and other forms of these words and include, but are not limited to, statements made by Mr. Zovighian and statements regarding our expected financial outcomes, focus on technology and impact, strategy, and dedication to innovation following the sale of critical care; anticipated execution of and benefits resulting from our share repurchases; anticipated discussion topics and content to be presented at the Wells Fargo Conference; other objectives and expectations; and other statements that are not historical facts. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company's filings with the Securities and Exchange Commission. These filings, along with important safety information about our products, may be found at Edwards.com.

Edwards, Edwards Lifesciences, and the stylized E logo are trademarks of the Edwards Lifesciences Corporation. All other trademarks are the property of the respective owners.
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